Exhibit 99.1

Green Thumb Industries Reports

Third Quarter 2021 Results

CHICAGO and VANCOUVER, British Columbia, November 10, 2021 — Green Thumb Industries Inc. (“Green Thumb,” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of Rise dispensaries, today reported its financial results for the third quarter ended September 30, 2021. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the quarter ended September 30, 2021

•	Revenue increased 5.3% sequentially and 48.7% year-over-year to $233.7 million.

•	Fifth consecutive quarter of positive GAAP net income, delivering $20.2 million or $0.08 per diluted share.

•	Adjusted Operating EBITDA grew 2.4% sequentially and 52.6% year-over-year to $81.2 million or 34.7% of revenue.

•	Seventh consecutive quarter of positive cash flow from operations, delivering $82.8 million year-to-date.

•	Cash at quarter-end totaled $285.8 million.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Key Recent Developments

•

On July 1, 2021, the Company expanded into the Virginia cannabis market upon closing the acquisition of Dharma Pharmaceuticals, LLC, the holder of one of five vertical licenses in Virginia, which included a cultivation and operating production facility with one retail location and the opportunity to open up to five additional retail stores. On August 2, the Company opened Rise Salem, its second retail location in Virginia.

•

On August 1, 2021, the Company expanded into the Rhode Island cannabis market by acquiring Mobley Pain Management and Wellness (Delaware) LLC and Canwell Processing (Rhode Island) LLC, which both held contractual interests in Summit Medical Compassion Center Inc., including a cultivation and production facility and an open dispensary in the city of Warwick, one of only three operating retail dispensaries in the state.

•

On September 1, 2021, the Company acquired GreenStar Herbals, a Massachusetts licensee operating two adult-use retail stores in Dracut and Maynard. A third adult-use location is expected to open in Chelsea in the coming months.

Green Thumb Industries Inc.

•

On October 15th, subsequent to the quarter end, the Company raised an additional $33.2 million of debt at 7% under its $250 million facility. The Company will use the proceeds for general working capital, strategic investments and other growth initiatives.

Management Commentary

“Our third quarter results reflected continued execution on our long-term goal to be a brand leader in this rapidly emerging, high-growth consumer category. On a year-over-year basis, we grew revenue by 49% to $234 million; Adjusted EBITDA by 53% to $81 million and we delivered positive cash flow from operations for the seventh consecutive quarter. We ended the quarter with $286 million in cash, which gives us flexibility to generate long-term returns for our stakeholders,” said Green Thumb Chairman, Founder and Chief Executive Officer Ben Kovler.

“As part of our commitment to give back to local communities devastated by the failed War on Drugs, we were very proud to award three unrestricted grants of $75,000 to the inaugural recipients of our Good Green Grant Program: Philadelphia Lawyers for Social Equity, Innovation Works Baltimore and Why Not Prosper. The second round of applications, which can be accessed at www.good.green, is now open to 501c3 organizations through January 12, 2022. We are excited to invest in and work with these amazing organizations to advance meaningful change.”

“Green Thumb is laying tracks for strong growth in 2022, 2023 and beyond. Our net capital expenditures exceeded $70 million in the third quarter bringing year-to-date net capex to over $115 million. Today, the U.S. cannabis market is a $24 billion industry and we believe as new states, new products and new consumers come into the market, it can triple over the next decade,” concluded Kovler.

Third Quarter Financial Overview

Total revenue for the third quarter 2021 was $233.7 million, up 5.3% sequentially and up 48.7% from $157.1 million in the prior year period. Overall performance was driven by expanded distribution of Green Thumb’s branded products and increased traffic in the Company’s 65 open and operating retail stores.

In the third quarter of 2021, Green Thumb generated revenue from all 14 of its markets: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Virginia. The Company continued to invest in expanding the cultivation and production of its branded products, including premium Rythm flower, nationwide.

As of September 30, 2021, current assets were $420.8 million, including cash and cash equivalents of $285.8 million. Total debt outstanding was $206.5 million.

Total basic and diluted weighted average shares outstanding for the three months ended September 30, 2021, were 226,529,671 shares and 230,879,437 shares, respectively.

Green Thumb Industries Inc.

On October 15th, subsequent to the quarter end, the Company raised an additional $33.2 million of debt at 7% under its $250 million facility. The Company will use the proceeds for general working capital, strategic investments and other growth initiatives.

Expansion of Consumer Packaged Goods Business

•

As of September 30, 2021, Green Thumb’s family of consumer brands—Rythm, Dogwalkers, incredibles, Beboe, Dr. Solomon’s and now Good Green—were produced, distributed, and available in retail locations across the country.

•	During the third quarter and subsequent to quarter end, Green Thumb’s Consumer Packaged Goods activity included:

•	On July 1, 2021, the Company expanded into Virginia and added a cultivation and production facility through its acquisition of Dharma Pharmaceuticals, LLC.

•	On August 1, 2021, Green Thumb expanded into Rhode Island and added a cultivation and production facility in Warwick, Rhode Island.

•

On October 14, 2021, subsequent to quarter end, Green Thumb announced that Good Green products—its line of cannabis products that reflects the Company’s mission to promote change by making impactful investments in organizations working to correct the harms created by the War on Drugs—are now available in Illinois, Maryland, Massachusetts, New Jersey and Pennsylvania.

Retail Business Development

•

Green Thumb’s third quarter revenue included sales from 65 retail stores across 13 states: California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Virginia.

•	Comparable sales growth (stores opened at least 12 months) was 14% on a base of 48 stores, driven primarily by increased transactions. Sequential comparable sales were up 1% on a base of 56 stores.

•	Retail revenue increased 7.3% sequentially, driven by increased foot traffic in established stores and new store openings.

•	During the third quarter and subsequent to quarter end, Green Thumb’s retail activity included:

•

Virginia: Green Thumb added Rise Abingdon through its acquisition of Dharma Pharmaceuticals, LLC on July 1. The Company opened Rise Salem, its second location in the state on August 2, 2021. Proceeds from the first day of sales at Rise Salem were donated to Feeding Southwest Virginia, a local food bank. Green Thumb has the opportunity to open four more retail locations in the Commonwealth.

Green Thumb Industries Inc.

•	Rhode Island: Green Thumb added Summit Medical Compassion Center in Warwick through an acquisition on August 1, 2021.

•

Pennsylvania: On August 10, 2021, the Company opened Rise Warminster. Profits from the first day of sales were donated to National Giving Alliance (NGA), which works to improve the quality of life for homeless, low-income and moderate-income children, women and men.

•

Massachusetts: On September 1, 2021, Green Thumb acquired GreenStar Herbals, a licensee that operates two adult-use retail locations in Dracut and Maynard, with a third adult-use retail location expected to open in Chelsea in the coming months.

•

New Jersey: On September 14, 2021, Green Thumb opened Rise Bloomfield, its third store in the state. First day profits were donated to the Bloomfield Youth Aid Foundation that provides developmental opportunities to local youth.

•

Illinois: On October 16, 2021, subsequent to quarter end, Green Thumb held the grand re-opening of its newly expanded store, Rise Mundelein, in a northern suburb of Chicago. The enhanced space provides guests and patients an open concept bar for consultations, purchases and legal on-site consumption of cannabis. It is the first store in Illinois to offer roll-through car service for medical patients to pick-up orders.

Green Thumb in the Community

On July 21, the Company announced plans to launch Good Green, a line of cannabis products dedicated to making impactful investments in organizations working to correct the harms created by the War on Drugs. Green Thumb plans to allocate at least $1,000,000 in social equity grants by the end of 2022 to be funded by ongoing Good Green sales. Grant applications were made available to nonprofits supporting the brand’s three pillars: education, employment and expungement.

On July 29, Green Thumb launched the application process for its previously announced LEAP (Licensed Education Assistance Program) New Business Accelerator. The LEAP incubation program is intended to help Illinois social equity licensees not only operationalize their licenses but also ensure their success through mentorship and guidance from the Green Thumb team. Green Thumb will loan a total of at least $1 million to the winning applicants. Applications and additional information are available at www.gtigrows.com/LEAP. The Company is also exploring options to bring the LEAP program to New York, New Jersey and Connecticut, where social equity-focused cannabis business licenses have been developed as part of new adult-use legislation.

Green Thumb Industries Inc.

On October 14, Green Thumb announced the inaugural recipients of Good Green grants—the Company’s program where purpose and profits go hand-in-hand. Three nonprofits were selected out of 80 applicants. The second round of Good Green grant applications is now open to 501c3 organizations until January 12, 2022. Applications and additional information are available at www.good.green.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted Operating EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, November 10, 2021, at 5:00 pm ET to discuss its third quarter 2021 financial results for the quarter ended September 30, 2021. The earnings call may be accessed by dialing 866-777-2509 (toll-free) or 412-317-5413 (International) with conference ID: 10160347. A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including Beboe, Dogwalkers, Dr. Solomon’s, Good Green, incredibles and Rythm. The company also owns and operates rapidly growing national retail cannabis stores called Rise. Headquartered in Chicago, Illinois, Green Thumb has 16 manufacturing facilities, 66 open retail locations and operations across 14 U.S. markets. Established in 2014, Green Thumb employs approximately 3,400 people and serves millions of patients and customers each year. The company was named to Crain’s Fast 50 list in 2021 and a Best Workplace by MG Retailer magazine in 2018 and 2019. More information is available at www.GTIgrows.com.

Green Thumb Industries Inc.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco Firearms and Explosives regulation; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business; the Company may face difficulties in enforcing its contracts; the Company has limited trademark protection; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company is dependent on the popularity of consumer acceptance of the Company’s brand portfolio; the Company’s business is subject to the risks inherent in agricultural operations; the Company may be adversely impacted by rising or volatile energy costs; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable

Green Thumb Industries Inc.

publicity or consumer perception; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; issuances of substantial amounts of Super Voting Shares, Multiple Voting Shares or Subordinate Voting Shares may result in dilution; and the Company is governed by corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations in the face of this pandemic and other events. The Company’s condensed consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill; long-lived assets and intangible assets; operating lease right of use assets and operating lease liabilities; assessment of the annual effective tax rate; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during first three months of 2021, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs, may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or those of the Company’s supply chain partners, and the Company’s continued designation as an “essential” business in states where the Company does business that currently or in the future impose restrictions on business operations. The carrying value of the Company’s goodwill and other long-lived assets may change in future periods as the expected impacts from COVID-19 are revised, resulting in further potential impacts to the Company’s financial statements.

Green Thumb Industries Inc.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:	Media Contact:

Andy Grossman	Grace Bondy
EVP, Capital Markets & Investor Relations	Corporate Communications
InvestorRelations@gtigrows.com	gbondy@gtigrows.com
310-622-8257	517-672-8001

Source: Green Thumb Industries

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2021, June 30, 2021 and September 30, 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of discounts	$233,676,881	$221,871,812	$157,103,841
Cost of Goods Sold, net	(104,159,371)	(98,960,988)	(70,146,676)

Gross Profit	129,517,510	122,910,824	86,957,165

Expenses:
Selling, General, and Administrative	71,448,927	72,055,473	49,745,979

Total Expenses	71,448,927	72,055,473	49,745,979

Income (Loss) From Operations	58,068,583	50,855,351	37,211,186

Other Income (Expense):
Other Income (Expense), net	8,124,613	6,830,277	6,432,883
Interest Income, net	328,018	295,690	5,397
Interest Expense, net	(7,616,449)	(4,679,795)	(4,460,125)

Total Other Income (Expense)	836,182	2,446,172	1,978,155

Income Before Provision for Income Taxes And Non-Controlling Interest	58,904,765	53,301,523	39,189,341

Provision For Income Taxes	37,319,988	30,026,732	28,436,332

Net Income Before Non-Controlling Interest	21,584,777	23,274,791	10,753,009
Net Income Attributable To Non-Controlling Interest	1,375,623	1,222,800	1,109,080

Net Income Attributable To Green Thumb Industries Inc.	$20,209,154	$22,051,991	$9,643,929

Net Income per share - basic	$0.09	$0.10	$0.04

Net Income per share - diluted	$0.08	$0.10	$0.04

Weighted average number of shares outstanding - basic	226,529,671	220,323,622	211,990,405

Weighted average number of shares outstanding - diluted	230,879,437	224,843,155	214,212,292

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in United States Dollars)

September 30, 2021
(Unaudited)
Cash and Cash Equivalents	$285,792,378
Other Current Assets	134,958,861
Property and Equipment, Net	325,302,931
Right of Use Assets, Net	174,140,812
Intangible Assets, Net	549,184,352
Goodwill	597,483,954
Other Long-term Assets	83,566,189

Total Assets	$2,150,429,477

Total Current Liabilities	$165,301,783
Notes Payable, Net of Current Portion and Debt Discount	205,760,797
Lease Liability, Net of Current Portion	180,857,800
Other long-Term Liabilities	153,394,279
Total Equity	1,445,114,818

Total Liabilities and Equity	$2,150,429,477

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended September 30, 2021, June 30, 2021 and September 30, 2020

(Amounts Expressed in United States Dollars)

EBITDA, and Adjusted Operating EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted Operating EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted Operating EBITDA	September 30, 2021	June 30, 2021	September 30, 2020
(Amounts Expressed in United States Dollars)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income (Loss) Before Noncontrolling Interest (GAAP)	$21,584,777	$23,274,791	$10,753,009
Interest Income, net	(328,018)	(295,690)	(5,397)
Interest Expense, net	7,616,449	4,679,795	4,460,125
Income Taxes	37,319,988	30,026,732	28,436,332
Other (Income) Expense, net	(8,124,613)	(6,830,277)	(6,432,883)
Depreciation and Amortization	17,173,066	15,072,992	11,534,876

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$75,241,649	$65,928,343	$48,746,062

Share-based Compensation, Non-Cash	4,994,842	5,672,683	4,435,634
Acquisition, Transaction, and Other Non-Operating Costs	944,676	7,683,389	—

Adjusted Operating EBITDA (non-GAAP measure)	$81,181,167	$79,284,415	$53,181,696